UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. __)

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Airgas, Inc.
(Name of Registrant as Specified in Its Charter)

Air Products Distribution, Inc.
Air Products and Chemicals, Inc.
(Name of Persons Filing Proxy Statement, if Other than Registrant)

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On October 21, 2010, Air Products and Chemicals, Inc., held a public teleconference to review its fiscal 2010 fourth quarter financial results.  Below is a transcript of the portions of the teleconference related to Air Products’ tender offer for all of the outstanding shares of common stock of Airgas, Inc. and expected proxy solicitation in connection with Airgas’s 2011 annual shareholder meeting.  The teleconference was posted for replay on October 21, 2010.

AIR PRODUCTS & CHEMICALS, INC.
Moderator: Linda DeLong
10-21-10/9:00 am CT
Confirmation # 3343911

AIR PRODUCTS & CHEMICALS, INC.

Moderator: Linda DeLong
October 21, 2010
9:00 am CT

* * *

Now let me give everyone a brief update on our Airgas offer. Please turn to slide number 16.

As you all know the Airgas shareholders voted to elect three independent board members nominated by Air Products and to support our three shareholder proposals at the September 15 meeting.

We are pleased that the Delaware Chancery Court rejected Airgas's challenge to the January meeting bylaw and upheld the validity of the shareholder vote.

We will nominate another slate of independent directors for the 2011 meeting in January.

We are disappointed that Airgas continues to oppose the will of its shareholders expressed at the 2010 annual meeting.

As we have said before, Air Products stands ready to meet with Airgas, its directors and advisors to exchange information and to negotiate a mutually beneficial transaction.

We remain convinced that such a meeting is in the best interest of both companies shareholders.

 AIR PRODUCTS & CHEMICALS, INC.
Moderator: Linda DeLong
10-21-10/9:00 am CT
Confirmation # 3343911

If you are an Airgas shareholder here is what we are asking you to do now. Continue to communicate to the Airgas board that the time is right to conclude a deal.

Vote for the second group of highly qualified independent directors who we will nominate for election at the January meeting.

We need to continue to work together to drive this process to a successful conclusion for Airgas and Air Products.

* * *

The increase in capital spending we announced today along with the progress we have made on the Airgas transaction gives us a number of excellent opportunities for the future beyond 2011.

We remain committed to delivering a combination of growth, margin improvement and higher returns that will make us the best investment in the industry for our shareholders.

Our whole team at Air Products is excited by the opportunities we have and are ready to deliver greater shareholder value in the future.

* * *

Lawrence Alexander:  I guess two quick questions. One is just I don't want to count chickens before they're hatched, but if the ((inaudible)), do you have any sort of internal sense for how long it would take to get back to the relatively high return on capital that you're posting right now? Would it be, like, three years, four years?

Paul Huck:  We think it...

AIR PRODUCTS & CHEMICALS, INC.
Moderator: Linda DeLong
10-21-10/9:00 am CT
Confirmation # 3343911

Lawrence Alexander:  Your internal benchmarking?

Paul Huck:  Yes, and we think that it takes three years for us to get through the trough on the return on capital.

* * *

Mark Gulley:  Okay. Firmly and then, finally, can you update us on the balance sheet? Again, following through on the air gas thing. Are you going to be able to maintain investment-grade financing internal capitalist energy talk about today in air gas without an equity raise or can you update us on balance sheet strategy going forward?

Paul Huck:  Yes, and we can do this at the top price, which we are willing to pay for this but - and do it with all debts. So, the strategy has not changed any there. We're not going to need to raise equity, and we can remain in investment grade, and that's a triple grade.

* * *